                                                                  Exhibit (c)(6)

Preliminary Valuation Materials Prepared for:               [MORGAN JOSEPH LOGO]

                                                              September 26, 2003


PROJECT SPAWN


                              DRAFT DATED 9/26/03






                                                                    Confidential

Disclaimer

                                                                           DRAFT

- The following materials (the "Presentation") were prepared for the Board of Directors of Sylvan Inc. ("Sylvan" or the "Company") which has requested that Morgan Joseph & Co. Inc. ("Morgan Joseph") provide its opinion as to the fairness, from a financial point of view to the Company, of the consideration to be paid by Lake Pacific Partners (the "Acquiror') in connection with the proposed acquisition of the Company (the "Proposed Transaction").

- In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the Company's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company's management as to the future financial condition and results of operations of the Company. We have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of the assets or liabilities of the Company. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions (or the bases therefore) upon which our opinion is based.


- These materials are not intended to represent an opinion, but rather to serve as discussion materials for the Board to review and as a basis upon which Morgan Joseph may render an opinion. These materials do not address the Company's underlying business decision to approve the Proposed Transaction or constitute a recommendation to the Company as to any action it should take regarding the Proposed Transaction. These materials may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent.


- The following materials are based upon Morgan Joseph's analysis of the Proposed Transaction as of September 26, 2003. In the event of material changes to the terms and conditions of the Proposed Transaction upon which these materials are based, the enclosed analysis and our conclusions may be affected.


- Certain portions of the enclosed analysis are based upon projected financial results. Any projected financial results are based upon analyst forecasts, internal projections and discussions with management of the Company. A number of factors, including industry conditions, changes in costs, labor issues and other factors which are beyond the scope of these projections and out of the control of the Company, the Acquiror and Morgan Joseph may cause actual results to differ materially from these projections. Material changes in the projections may affect the conclusions derived from our analysis.

[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      2

Table of Contents

                                                                           DRAFT

1.    INTRODUCTION

2.    PRELIMINARY VALUATION METHODOLOGIES

[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      3

1 / INTRODUCTION
                                                                           DRAFT




[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      4

Introduction

                                                                           DRAFT



- On April 23, 2003, Morgan Joseph was retained as financial advisor to the Special Committee of the Board of Directors of the Company.


- At the request of the Special Committee, we have prepared the enclosed preliminary valuation materials. Specifically, we have utilized the following valuation methodologies:

      -     An analysis of publicly-traded comparable companies;

      -     An analysis of comparable transactions;

      -     A discounted cash flow analysis (DCF); and

      -     A leveraged buyout analysis (LBO).



- These valuation materials are based on financial information provided by the Company.

      -     Historical audits

      -     Projected financial performance

      -     Year-to-date interim financials



- THESE MATERIALS REPRESENT A PRELIMINARY DRAFT OF THE VALUATION METHODOLOGIES UTILIZED BY MORGAN JOSEPH AND ARE NOT INTENDED TO ADDRESS ANY PROPOSED TRANSACTION OR REPRESENT AN OPINION REGARDING THE FAIRNESS OF ANY PROPOSED TRANSACTION.

[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      5

2 / PRELIMINARY VALUATION METHODOLOGIES

                                                                           DRAFT



[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      6

Preliminary Valuation Methodologies

Historical and Projected Financial Performance

                                                                           DRAFT

($ in thousands, except per share amounts)

                                             FISCAL YEAR ENDED DECEMBER,(1),(2)
                                       --------------------------------------------
                                                                                           LTM ENDED
                                         2001              2002            2003E(2)        6/3/2003(2)
                                       --------          --------          --------        -----------
Net sales                              $ 85,911          $ 88,192          $ 95,857         $ 99,519
Operating costs and expenses
   Cost of sales                         49,818            52,109            61,422           65,620
   Selling and administration            17,806            19,216            20,189           20,566
   Research and development               1,721             1,965             1,244            1,244
   Depreciation and amortization          5,575             5,842             6,916            7,238
                                       --------          --------          --------         --------
                                         74,920            79,132            89,771           94,668
                                       --------          --------          --------         --------
Operating income                         10,991             9,060             6,086            4,851
Interest expense, net                     2,532             1,865             1,675            1,621
Other income (expense)                      (19)               (3)               --              (44)
                                       --------          --------          --------         --------
Income before income taxes                8,440             7,192             4,411            3,186
Income taxes                              2,490             2,406             1,503            1,108
                                       --------          --------          --------         --------
Income before minority interest           5,950             4,786             2,908            2,078
Minority interest                           121               117               117              187
                                       --------          --------          --------         --------
Net income                             $  5,829          $  4,669          $  2,791         $  1,891
                                       ========          ========          ========         ========

   Earnings per share                  $   1.05          $   0.86          $   0.52         $   0.35
   Diluted WASO                           5,552             5,455             5,370            5,370

EBITDA(4)                              $ 17,200          $ 14,876          $ 13,002         $ 12,089

Maintenance Cap Ex                     $  4,100          $  3,400          $  3,850         $  3,100
Expansionary Cap Ex                       4,644             2,744                --            2,876
                                       --------          --------          --------         --------
   Total Cap Ex                        $  8,744          $  6,144          $  3,850         $  5,976

Revenue growth                              0.0%              2.7%              8.7%             n/a
EBITDA                                     20.0%             16.9%             13.6%            12.1%
Operating income                           12.8%             10.3%              6.3%             4.9%
Income before income taxes                  9.8%              8.2%              4.6%             3.2%
Net income                                  6.8%              5.3%              2.9%             1.9%
Tax Rate                                   29.5%             33.5%             34.1%            34.8%


                                                     PROJECTED FISCAL YEAR ENDING DECEMBER,(1),(2),(3)
                                       ----------------------------------------------------------------------------
                                         2004             2005             2006             2007             2008
                                       --------         --------         --------         --------         --------
Net sales                              $ 96,852         $ 97,670         $100,600         $103,618         $106,727
Operating costs and expenses
   Cost of sales                         61,461           61,795           61,869           62,171           64,036
   Selling and administration            19,988           20,295           20,720           21,324           21,945
   Research and development               1,250            1,250            1,308            1,347            1,387
   Depreciation and amortization          6,523            6,196            5,926            5,710            5,540
                                       --------         --------         --------         --------         --------
                                         89,222           89,536           89,823           90,552           92,908
                                       --------         --------         --------         --------         --------
Operating income                          7,630            8,134           10,777           13,066           13,819
Interest expense, net                     1,449            1,204              905              508               --
Other income (expense)                       --               --               --               --               --
                                       --------         --------         --------         --------         --------
Income before income taxes                6,181            6,930            9,872           12,558           13,819
Income taxes                              2,163            2,426            3,455            4,395            4,837
                                       --------         --------         --------         --------         --------
Income before minority interest           4,018            4,504            6,417            8,163            8,982
Minority interest                           117              117              117              117              117
                                       --------         --------         --------         --------         --------
Net income                             $  3,901         $  4,387         $  6,300         $  8,046         $  8,865
                                       ========         ========         ========         ========         ========

   Earnings per share                  $   0.73         $   0.82         $   1.17         $   1.50         $   1.65
   Diluted WASO                           5,370            5,370            5,370            5,370            5,370

EBITDA(4)                              $ 14,153         $ 14,330         $ 16,703         $ 18,776         $ 19,359

Maintenance Cap Ex                     $  3,850         $  3,850         $  3,850         $  3,850         $  3,850
Expansionary Cap Ex                          --               --               --               --               --
                                       --------         --------         --------         --------         --------
   Total Cap Ex                        $  3,850         $  3,850         $  3,850         $  3,850         $  3,850

Revenue growth                              1.0%             0.8%             3.0%             3.0%             3.0%
EBITDA                                     14.6%            14.7%            16.6%            18.1%            18.1%
Operating income                            7.9%             8.3%            10.7%            12.6%            12.9%
Income before income taxes                  6.4%             7.1%             9.8%            12.1%            12.9%
Net income                                  4.0%             4.5%             6.3%             7.8%             8.3%
Tax Rate                                   35.0%            35.0%            35.0%            35.0%            35.0%


------------------
(1) The Company maintains its accounting records on a 52-53 week fiscal year ending the Sunday nearest December 31. All of the above fiscal years are 52 weeks.

(2)   Excludes non-recurring expenses.

(3) Based upon management estimates dated September 23, 2003. Includes public company expenses. Assumes an Euro to U.S. Dollar exchange rate of 1.09 and a normalized tax rate of 35%.

(4) EBITDA = operating income plus depreciation and amortization. 2001-2002 EBITDA includes amortization embedded in other line items.

[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      7

Preliminary Valuation Methodologies

Valuation Summary

                                                                           DRAFT

- The preliminary valuation ranges implied by the techniques employed are summarized below, based on the following:

      -     LBO ANALYSIS - High and low values represent 25% and 30% IRRs

      - DCF ANALYSIS - Based on discount rates and EBITDA exit multiples of 12% - 14% and 5.0x - 6.0x

      - COMPARABLE TRANSACTION ANALYSIS (1) - Based on 2003E EBITDA and multiples of 6.5x - 8.0x

      - PUBLICLY-TRADED COMPARABLE COMPANY ANALYSIS (2) - Based on 2003E EBITDA and multiples of 6.0x - 7.0x



[BAR CHART DEPICTING IMPLIED ENTERPRISE VALUE]

[BAR CHART DEPICTING EQUITY VALUE PER SHARE]

------------------
(1) Based on best comparable transactions including: Savia acquiring Seminis, Inc., Investor Group acquiring Dole, Cal-Maine Foods acquiring Smith Farms, and Investor Group acquiring Maui Land & Pineapple.

(2) Based on best comparable companies including: ADM, BG, CQB, FDP, HORT and NRCNA.

[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      8

Preliminary Valuation Methodologies

Publicly-Traded Comparable Company Analysis

                                                                           DRAFT

 CAPITALIZATION & OPERATING DATA: (1)

   ($ millions, except per share data)

                                                                                    MARKET
                                                                               CAPITALIZATION (2)
                                                                    % OF    --------------------------
                                     TICKER       PRICE            52-WK    EQUITY MKT      ENTERPRISE
COMPANY                              SYMBOL       9/26/03           HIGH       CAP             VALUE
-------                              ------       -------           ----       ---             -----
SYLVAN INC. (5)                       SYLN      $   10.00           81.8%    $    51.4       $    84.9

GRAIN HANDLING & PROCESSING

Archer-Daniels-Midland Co.             ADM          12.90           89.3%      8,332.8        12,205.9

Bunge Limited                          BG           27.47           88.2%      2,757.1         5,950.1

FRUITS & VEGETABLES

Chiquita Brands Int'l, Inc.            CQB          17.86           93.4%        720.4         1,027.9


Fresh Del Monte Produce                FDP          24.95           84.0%      1,428.6         1,435.9
Inc.

Hines Horticulture, Inc.              HORT           3.66          100.0%         80.9           316.6

Northland Cranberries, Inc.          NRCNA           0.50           46.7%         49.2            86.9


AG INPUTS

Delta and Pine Land Co.                DLP          22.62           88.7%        904.2           793.3

PROTEIN

Cal-Maine Foods, Inc.                 CALM           7.17           91.9%         86.5           210.0
Sanderson Farms, Inc.                 SAFM          31.11           90.3%        415.7           434.8

High                                                               100.0%      8,332.8        12,205.9
Median                                                              89.3%        720.4           793.3
Mean                                                                85.8%      1,641.7         2,495.7
Low                                                                 46.7%         49.2            86.9


                                                    LTM OPERATING RESULTS                           LTM MARGINS
                                       --------------------------------------------     ----------------------------------
COMPANY                                SALES      EBITDA(3)     EBIT       NET INC      EBITDA         EBIT        NET INC
-------                                -----      ---------     ----       -------      ------         ----        -------
SYLVAN INC. (5)                      $    99.5    $    12.1   $     4.9   $     1.9       12.1%         4.9%         1.9%

GRAIN HANDLING & PROCESSING

Archer-Daniels-Midland Co.            30,708.0      1,423.1       779.4       460.0        4.6%         2.5%         1.5%

Bunge Limited                         18,397.0      1,093.0       912.0       373.0        5.9%         5.0%         2.0%

FRUITS & VEGETABLES

Chiquita Brands Int'l, Inc.            2,858.5        144.0        97.0       (63.4)       5.0%         3.4%         N/M


Fresh Del Monte Produce                2,330.3        304.3       241.3       242.6       13.1%        10.4%        10.4%
Inc.

Hines Horticulture, Inc.                 332.1         52.4        43.5        18.9       15.8%        13.1%         5.7%

Northland Cranberries, Inc.               92.2         11.1         7.4         8.9       12.1%         8.0%         9.7%


AG INPUTS

Delta and Pine Land Co.                  284.4         71.3        63.8        32.7       25.1%        22.4%        11.5%

PROTEIN

Cal-Maine Foods, Inc.                    387.5         42.9        26.3        12.2       11.1%         6.8%         3.2%
Sanderson Farms, Inc.                    818.6         87.2        62.6        33.0       10.6%         7.7%         4.0%

High                                  30,708.0      1,423.1       912.0       460.0       25.1%        22.4%        11.5%
Median                                   818.6         87.2        63.8        32.7       11.1%         7.7%         4.9%
Mean                                   6,245.4        358.8       248.1       124.2       11.5%         8.8%         6.0%
Low                                       92.2         11.1         7.4       (63.4)       4.6%         2.5%         1.5%



                                                   3 FISCAL YR. CAGR (4)
                                             ----------------------------------
COMPANY                                      SALES        EBITDA        NET INC
-------                                      -----        ------        -------
SYLVAN INC. (5)                               5.6%        (13.1%)       (30.8%)

GRAIN HANDLING & PROCESSING

Archer-Daniels-Midland Co.                   25.5%          5.7%          9.6%

Bunge Limited                                20.7%         36.0%        128.3%

FRUITS & VEGETABLES

Chiquita Brands Int'l, Inc.                   2.5%         (5.9%)         N/A


Fresh Del Monte Produce                       6.0%         45.2%        153.7%
Inc.

Hines Horticulture, Inc.                      5.2%         (4.7%)       (17.5%)

Northland Cranberries, Inc.                 (30.0%)         N/A           N/A


AG INPUTS

Delta and Pine Land Co.                      (7.5%)         0.9%         (3.4%)

PROTEIN

Cal-Maine Foods, Inc.                         4.0%         12.0%         43.5%
Sanderson Farms, Inc.                        10.8%         60.5%          N/A

High                                         25.5%         60.5%        153.7%
Median                                        5.2%          8.9%         26.5%
Mean                                          4.1%         18.7%         52.3%
Low                                         (30.0%)        (5.9%)       (17.5%)

[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                      9

Preliminary Valuation Methodologies

Publicly-Traded Comparable Company Analysis

                                                                           DRAFT

 VALUATION & LEVERAGE STATISTICS:

($ millions, except per share data)
                                                                    EQUITY MKT CAP /
                                     ENTERPRISE VALUE / LTM         ----------------     EPS ESTIMATES (6)    PROJECTED P/E
                                     -------------------------       NET      BOOK       -----------------    ----------------
COMPANY                              SALES    EBITDA      EBIT      INCOME    VALUE      2003        2004     2003       2004
-------                              -----    ------      ----      ------    -----      ----        ----     ----       ----
SYLVAN INC. (5)                      0.9 X     7.0 X     17.5 X     27.2 X    1.0 X       N/A         N/A       N/A        N/A
GRAIN HANDLING & PROCESSING
Archer-Daniels-Midland Co.           0.4 x     8.6 x     15.7 x     18.1 x    1.2 x      0.77        0.96    16.8 x     13.4 x
Bunge Limited                        0.3 x     5.4 x      6.5 x      7.4 x    1.3 x      2.54        2.85    10.8 x      9.6 x
FRUITS & VEGETABLES
Chiquita Brands Int'l, Inc.          0.4 x     7.1 x     10.6 x        N/M    1.0 x      1.91        2.68     9.4 x      6.7 x
Fresh Del Monte Produce Inc.         0.6 x     4.7 x      6.0 x      5.9 x    1.6 x      3.79        4.03     6.6 x      6.2 x
Hines Horticulture, Inc.             1.0 x     6.0 x      7.3 x      4.3 x    1.4 x       N/A         N/A       N/A        N/A
Northland Cranberries, Inc.          0.9 x     7.8 x     11.8 x      5.5 x    1.2 x       N/A         N/A       N/A        N/A
AG INPUTS
Delta and Pine Land Co.              2.8 x    11.1 x     12.4 x     27.7 x    3.9 x      1.05        1.29    21.6 x     17.5 x
PROTEIN
Cal-Maine Foods, Inc.                0.5 x     4.9 x      8.0 x      7.1 x    1.3 x       N/A         N/A       N/A        N/A
Sanderson Farms, Inc.                0.5 x     5.0 x      6.9 x     12.6 x    2.5 x       N/A         N/A       N/A        N/A
ALL COMPARABLES
High                                 2.8 x    11.1 x     15.7 x     27.7 x    3.9 x      3.79        4.03    21.6 x     17.5 x
Median                               0.5 x     6.0 x      8.0 x      7.2 x    1.3 x      1.91        2.68    10.8 x      9.6 x
Mean                                 0.8 x     6.7 x      9.5 x     11.1 x    1.7 x      2.01        2.36    13.0 x     10.7 x
Low                                  0.3 x     4.7 x      6.0 x      4.3 x    1.0 x      0.77        0.96     6.6 x      6.2 x
BEST COMPARABLES (9)
High                                 1.0 x     8.6 x     15.7 x     18.1 x    1.6 x      3.79        4.03    16.8 x     13.4 x
Median                               0.5 x     6.6 x      8.9 x      5.9 x    1.2 x      2.23        2.77    10.1 x      8.1 x
Mean                                 0.6 x     6.6 x      9.6 x      8.2 x    1.3 x      2.25        2.63    10.9 x      9.0 x
Low                                  0.3 x     4.7 x      6.0 x      4.3 x    1.0 x      0.77        0.96     6.6 x      6.2 x


($ millions, except per share data)                                 LEVERAGE STATISTICS
                                                              --------------------------------
                                      2004 P/E /                                      DEBT /
                                      5 YR. EPS               EBITDA /     DEBT /   EQUITY MKT
COMPANY                               GROWTH (7)   ROIC (8)   INTEREST     EBITDA      CAP
-------                               ----------   --------   --------     ------   ----------
SYLVAN INC. (5)                           N/A       14.0%       7.5 X      3.0 X       69.5%
GRAIN HANDLING & PROCESSING
Archer-Daniels-Midland Co.              159.7%      11.6%       6.0 x      3.6 x       62.2%
Bunge Limited                           105.0%      21.0%      42.0 x      2.8 x      112.3%
FRUITS & VEGETABLES
Chiquita Brands Int'l, Inc.              55.5%      11.9%       2.9 x      3.3 x       66.9%
Fresh Del Monte Produce Inc.             82.5%      31.5%      27.2 x      0.2 x        3.8%
Hines Horticulture, Inc.                  N/A       17.9%       2.0 x      4.5 x      292.2%
Northland Cranberries, Inc.               N/A       12.8%       5.7 x      4.0 x       91.5%
AG INPUTS
Delta and Pine Land Co.                 184.1%      30.6%         N/A      0.0 x        0.2%
PROTEIN
Cal-Maine Foods, Inc.                     N/A       21.9%       5.3 x      3.0 x      149.9%
Sanderson Farms, Inc.                     N/A       41.5%      32.8 x      0.5 x        9.9%
ALL COMPARABLES
High                                    184.1%      41.5%      42.0 x      4.5 x      292.2%
Median                                  105.0%      21.0%       5.8 x      3.0 x       66.9%
Mean                                    117.4%      22.3%      15.5 x      2.5 x       87.7%
Low                                      55.5%      11.6%       2.0 x      0.0 x        0.2%
BEST COMPARABLES (9)
High                                    159.7%      31.5%      42.0 x      4.5 x      292.2%
Median                                   93.7%      15.4%       5.8 x      3.5 x       79.2%
Mean                                    100.7%      17.8%      14.3 x      3.1 x      104.8%
Low                                      55.5%      11.6%       2.0 x      0.2 x        3.8%


(1)   Excludes non-recurring and extraordinary items.

(2)   Fully-diluted using the treasury-stock method.

(3) EBITDA = income from operations plus the sum of depreciation, amortization and non-cash stock option compensation.

(4) Historical results have not been adjusted to reflect the discontinuation of goodwill amortization.

(5) Sylvan is shown for illustrative purposes only and is not included in high, median, mean and low calculations.

(6) Earnings estimates are from First Call, where available, and calendarized, where appropriate.

(7)   Growth rates are from Bloomberg, where available.

(8)   ROIC = EBITDA divided by the sum of total equity and total debt.

(9)   Best comparables include ADM, BG, CQB, FDP, HORT and NRCNA.


[MORGAN JOSEPH LOGO]   PROJECT SPAWN \ SEPTEMBER 26, 2003                     10

Preliminary Valuation Methodologies

Comparable Transaction Analysis

                                                                           DRAFT

ANNOUNCEMENT DATE   ACQUIROR                                                                             ENTERPRISE VALUE MULTIPLES:
                                                                                                EQUITY   ---------------------------
CLOSING DATE        TARGET                                     EQUITY   ENTERPRISE  PREMIUM    VALUE TO:    LTM        LTM     LTM
CONSIDERATION       TARGET BUSINESS                            VALUE      VALUE       PAID      LTM NI    REVENUE    EBITDA    EBIT
-------------       ---------------                            -----      -----       ----      ------    -------    ------    ----
8/29/2003           Venture Group                                  n/a      n/a       n/a         n/a      n/a         n/a       n/a
8/29/2003           Packers of Indian River Ltd.
                      (Chiquita Brands International Inc.)
Cash                Producer and wholesaler of fresh and
                      processed citrus products
8/18/2003           Tyson Foods Inc.                             $74.0    $74.0       n/a        0.3x      n/a         n/a       n/a
Pending             Choctaw Maid Farms Inc.
n/a                 Producer and manufacturer of wholesale
                      poultry products
8/18/2003           BC Natural Foods LLC                           n/a      n/a       n/a         n/a      n/a         n/a       n/a
8/18/2003           Penn Valley Farms
n/a                 Owner and operator of poultry farms
6/9/2003            Pilgrims Pride Corp                          302.7    597.3       n/a         n/a     0.3x       23.1x       n/a
Pending             ConAgra Foods Inc-Chicken Business
Cash/Stock
/Sub. Notes         Producer of meat, eggs, and cooking oil
2/4/2003            Riviana Foods Inc.                            25.3     25.3       n/a         n/a     0.7x         n/a       n/a
2/10/2003           ACH Rice Specialties Business
                      (Associated British Foods Plc)
Cash                Producer and marketer of rice products
12/13/2002          Savia, S.A. de C.V.                          384.4    650.0      50.6%     126.0x     1.4x        8.0x     14.1x
9/30/2003           Seminis, Inc.
Cash                Producer and marketer of fruit and
                      vegetable seeds
9/22/2002           Investor Group                             2,017.8  2,500.0      36.8%      13.1x     0.6x        6.6x      9.1x
3/31/2003           Dole Food Co., Inc.
Cash                Producer and marketer of fresh fruit
                      and vegetables
8/17/2001           Nippon Suisan                                175.0    175.0       n/a         n/a     0.7x        8.8x       n/a
10/2/2001           Gorton's & Bluewater Seafoods
Cash                Producers of frozen seafood
1/23/2001           Hormel Foods Corp                            334.4    334.4       n/a       16.0x     1.0x         n/a     10.0x
2/26/2001           The Turkey Store Co. (d/b/a Jerome
                      Foods, Inc.)
Cash                Producer of poultry, food products
9/27/2000           Pilgrim's Pride Corp.                        234.5    280.0     105.4%      65.2x     0.3x       10.2x     31.2x
1/28/2001           WLR Foods, Inc.
Cash                Producer of poultry products

[MORGAN JOSEPH LOGO]         PROJECT SPAWN \ SEPTEMBER 26, 2003               11

Preliminary Valuation Methodologies

Comparable Transactions Analysis

                                                                           DRAFT

ANNOUNCEMENT DATE    ACQUIROR                                                               EQUITY     ENTERPRISE VALUE MULTIPLES:
CLOSING DATE         TARGET                                EQUITY   ENTERPRISE  PREMIUM    VALUE TO:     LTM      LTM       LTM
CONSIDERATION        TARGET BUSINESS                       VALUE      VALUE      PAID       LTM NI     REVENUE   EBITDA     EBIT
-------------        ---------------                       -----      -----      ----       ------     -------   ------     ----
8/9/2000             Lesaffre et Compagnie                 $113.0     $113.0      n/a          n/a      0.9 x       n/a       n/a
2/26/2001            Red Star Yeast and Products
                       (Sensient Technologies Corp.)
Cash                 Supplier of yeast to commercial
                       bakery
12/20/1999           Money's Mushrooms Ltd.                  50.0       50.0      n/a          n/a      0.4 x       n/a       n/a
2/1/2000             Fresh Mushrooms Business
                       (Vlasic Foods Int'l Inc.)
Cash                 Producer of fresh mushrooms
12/6/1999            ConAgra, Inc.                          360.0      376.0      n/a          n/a      0.8 x       n/a    11.1 x
1/3/2000             Seaboard Farms (Seaboard Corp.)
Cash                 Producer of poultry products
9/15/1999            Cal-Maine Foods, Inc.                   36.2       36.2      n/a       13.4 x      0.7 x     6.5 x     9.1 x
9/30/1999            Smith Farms, Inc.
Cash                 Owns and operates egg farms
7/15/1999            Reservoir Capital Group LLC             72.2      153.8      8.7%      36.8 x      1.2 x    10.0 x    21.7 x
11/2/1999            Orange-co., Inc.
Cash                 Producer of citrus fruit, juices
7/2/1999             Investor Group                          95.2      119.6    (12.8%)     18.0 x      0.8 x     6.5 x    11.7 x
9/7/1999             Maui Land & Pineapple Co., Inc.
n/a                  Producer of pineapples
5/14/1999            Pictsweet LLC                           23.8       72.6     36.6%      39.3 x      0.4 x     5.9 x    13.9 x
9/23/1999            United Foods, Inc.
Cash                 Producer and marketer of frozen
                       fruits, vegetables
                     Summary Multiples:
                     Median                                                      36.7%      18.0 x      0.7 x     8.0 x    11.7 x
                     Mean                                                        37.6%      36.4 x      0.7 x     9.5 x    14.7 x
                     Low                                                        (12.8%)      0.3 x      0.3 x     5.9 x     9.1 x
                     High                                                       105.4%     126.0 x      1.4 x    23.1 x    31.2 x

Source: Thomson Financial, SEC filings and company press releases. Data includes transactions announced between January 1, 1999 and September 19, 2003.

[MORGAN JOSEPH LOGO]       PROJECT SPAWN \ SEPTEMBER 26, 2003                 12

Preliminary Valuation Methodologies

Discounted Cash Flow Analysis

                                                                           DRAFT

HISTORICAL AND PROJECTED CASH FLOWS
($ in millions except per share data)

Fiscal Year End December,                        HISTORICAL          CAGR                    PROJECTED (A)                    CAGR
                                           --------------------     -----     -------------------------------------------     -----
                                           2001    2002    2003     01-03     2004     2005      2006      2007      2008     04-08
                                           ----    ----    ----     -----     ----     ----      ----      ----      ----     -----
Net Sales                                 $85.9   $88.2    $95.9      5.6%   $96.9    $97.7    $100.6    $103.6    $106.7      2.5%
  % Growth                                  -       2.7%     8.7%              1.0%     0.8%      3.0%      3.0%      3.0%
EBITDA                                     17.2    14.9     13.0    -13.1%    14.2     14.3      16.7      18.8      19.4      8.1%
  % of Sales                               20.0%   16.9%    13.6%             14.6%    14.7%     16.6%     18.1%     18.1%
EBIT                                       11.6     9.0      6.1    -27.6%     7.6      8.1      10.8      13.1      13.8     16.0%
  % of Sales                               13.5%   10.2%     6.3%              7.9%     8.3%     10.7%     12.6%     12.9%
Less: Taxes @         35%                  (4.1)   (3.2)    (2.1)             (2.7)    (2.8)     (3.8)     (4.6)     (4.8)
                                           ----    ----    -----              ----     ----      ----      ----      -----
UNLEVERED NET INCOME                        7.6     5.9      4.0    -27.6%     5.0      5.3       7.0       8.5       9.0     16.0%
Plus: Depreciation and Amortization         5.6     5.8      6.9               6.5      6.2       5.9       5.7       5.5
                                            6.5%    6.6%     7.2%              6.7%     6.3%      5.9%      5.5%      5.2%
Less: Capital Expenditures                 (4.1)   (3.4)    (3.9)             (3.9)    (3.9)     (3.9)     (3.9)     (3.9)
                                            4.8%    3.9%     4.0%              0.0      0.0       0.0       0.0       0.0
Less: Increase in Working Capital          (2.9)   (1.6)     3.0               1.8      (0.2)    (0.5)     (0.6)     (0.7)
                                            3.3%    1.9%    -3.1%             -1.9%    0.2%       2.0%      2.0%      2.0%
                                           ----    ----    -----              ----     ----      ----      ----      -----
UNLEVERED FREE CASH FLOW                   $6.2    $6.7    $10.0     27.4%    $9.5     $7.5      $8.6      $9.8      $10.0     1.4%
                                           ====    ====    =====              ====     ====      ====      ====      =====

DISCOUNTED CASH FLOW VALUATION ANALYSIS

                                                      12.0%                         13.0%                         14.0%
Discount Rate                               ------------------------     ---------------------------    ---------------------------
Terminal EBITDA Multiple                     5.0x      5.5x    6.0x       5.0x      5.5x      6.0x       5.0x      5.5x      6.0x
EBITDA                                       $19.4    $19.4    $19.4      $19.4     $19.4     $19.4      $19.4     $19.4     $19.4
Terminal Value                                96.8    106.5    116.2       96.8      106.5     116.2      96.8      106.5     116.2
PV Terminal Value                             54.9     60.4     65.9       52.5      57.8      63.0       50.3      55.3      60.3
PV Free Cash Flows                            32.4     32.4     32.4       31.6      31.6      31.6       30.8      30.8      30.8
                                            ------   ------   ------      -----     ------    ------     -----     ------    ------
IMPLIED ENTERPRISE VALUE                     $87.3    $92.8    $98.3      $84.1     $89.4     $94.7      $81.1     $86.1     $91.2
                                            ======   ======   ======      =====     ======    ======     =====     ======    ======
Less: Net Debt (D)                           (31.3)   (31.3)   (31.3)     (31.3)    (31.3)    (31.3)     (31.3)    (31.3)    (31.3)
Less: Minority Interest (D)                   (2.1)    (2.1)    (2.1)      (2.1)     (2.1)     (2.1)      (2.1)     (2.1)     (2.1)
                                            ------   ------   ------      -----     ------    ------     -----     ------    ------
EQUITY VALUE                                 $53.9    $59.4    $64.9      $50.7     $55.9     $61.2      $47.7     $52.7     $57.7
Shares Outstanding (mm)                        5.1      5.1      5.1        5.1       5.1       5.1        5.1       5.1       5.1
                                            ------   ------   ------      -----     ------    ------     -----     ------    ------
EQUITY VALUE PER SHARE                      $10.47   $11.54   $12.61      $9.85     $10.88    $11.90     $9.26     $10.24    $11.22
                                            ======   ======   ======      =====     ======    ======     =====     ======    ======
ENTERPRISE VALUE AS A MULTIPLE OF 2003E:
Net Sales                                    0.91x    0.97x    1.03x      0.88x     0.93x     0.99x      0.85x     0.90x     0.95x
EBITDA                                       6.72x    7.14x    7.56x      6.47x     6.88x     7.28x      6.24x     6.62x     7.01x
EBIT                                        14.35x   15.25x   16.16x     13.83x    14.69x    15.55x     13.33x    14.15x    14.98x

(a) Based upon Management estimates dated September 23, 2003. Includes $1.1 million of public company expenses. Assumes an Euro to U.S. Dollar exchange rate of 1.09.

(b) Based on July 2003 Balance Sheet.

[MORGAN JOSEPH LOGO]         PROJECT SPAWN \ SEPTEMBER 26, 2003               13

Preliminary Valuation Methodologies

Leveraged Buyout Analysis

                                                                           DRAFT



LBO TRANSACTION SUMMARY                                     IMPLIED IRR = 25.03%

PURCHASE PRICE:

Equity value                             $48.0
Plus: debt                               35.7
Less: cash                               (4.4)
                                        ------
Enterprise value                         $79.4
                                        ======
PURCHASE MULTIPLES:

Enterprise value / 2003 revenue           0.8x
Enterprise value / 2003 EBITDA            5.6x

IMPLIED PRICE PER SHARE:                $ 9.34
                                        ------

USES:

Equity purchase price                    $48.0
Refinance existing debt                   35.7
Transaction expenses                       3.2
                                        ------
                                         $87.0
                                        ======

OWNERSHIP:

Financial sponsor                        82.0%
Management                               10.0%
Sub-debt                                  8.0%

SOURCES:

Excess cash                               $2.4
Bank debt                                 42.3
Assumed debt                              17.6
Financial sponsor equity                  24.6
                                        ------
                                         $87.0
                                        ======

LEVERAGE STATISTICS:

Bank debt / 2003 EBITDA                   3.0x
Total debt / 2003 EBITDA                  4.2x
2003 EBITDA / Interest                    3.4x
(2003 EBITDA - CapEx) / Interest          2.1x
2004 EBITDA / Interest                    1.9x
(2004 EBITDA - CapEx) / Interest          2.5x

LBO TRANSACTION SUMMARY                                     IMPLIED IRR = 30.04%

PURCHASE PRICE:

Equity value                              $41.6
Plus: debt                                 35.7
Less: cash                                 (4.4)
                                         ------
Enterprise value                          $72.9
                                         ======
PURCHASE MULTIPLES:
Enterprise value / 2003 revenue            0.8x
Enterprise value / 2003 EBITDA             5.2x

IMPLIED PRICE PER SHARE:                 $ 8.09
                                         ------

USES:

Equity purchase price                     $41.6
Refinance existing debt                    35.7
Transaction expenses                        3.2
                                         ------
                                          $80.6
                                         ======

OWNERSHIP:

Financial sponsor                         82.5%
Management                                10.0%
Sub-debt                                   7.5%

SOURCES:

Excess cash                                $2.4
Bank debt                                  42.3
Assumed debt                               17.6
Financial sponsor equity                   18.2
                                         ------
                                          $80.6
                                         ======
LEVERAGE STATISTICS:
Bank debt / 2003 EBITDA                    3.0x
Total debt / 2003 EBITDA                   4.2x
2003 EBITDA / Interest                     3.4x
(2003 EBITDA - CapEx) / Interest           2.1x
2004 EBITDA / Interest                     1.9x
(2004 EBITDA - CapEx) / Interest           2.5x

NOTE: Analysis based on management estimates, anticipated financing parameters and required returns.

[MORGAN JOSEPH LOGO]       PROJECT SPAWN \ SEPTEMBER 26, 2003                 14